UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2023

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2023, ImmunoGen, Inc. (the “Company”) entered into an agreement with BioPharma Credit PLC (the “Collateral Agent”), BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP, which are funds managed by Pharmakon Advisors, LP (collectively, “Pharmakon”), and the guarantors party to such agreement (the “Loan Agreement”). The Loan Agreement provides for up to a $175 million senior secured term loan (the “Term Loan”) consisting of two tranches that matures on April 6, 2028. The initial tranche of $75 million was drawn upon execution of the Loan Agreement. The second tranche of $50 million will be available at the Company’s option upon the achievement of positive top-line data from the Company’s confirmatory MIRASOL trial and a net sales threshold for ELAHERE™ (mirvetuximab soravtansine-gynx). This tranche may be increased to $100 million upon mutual agreement of the parties. The Term Loan bears interest at a rate based upon the secured overnight financing rate (“SOFR”), subject to a SOFR floor of 2.75% per annum, plus 8.00% per annum. Payments will be interest-only for the first 36 months with an extension of 12 months if certain conditions are met, after which ratable principal payments will commence for the remainder of the term. Pursuant to the Loan Agreement, and subject to certain restrictions, proceeds of the Term Loan will be used to fund the Company’s general corporate and working capital requirements.

The Loan Agreement contains customary affirmative covenants for transactions of this type, including, among others, the provision of financial and other information to the Collateral Agent, notice to the Collateral Agent upon the occurrence of certain material events, and compliance with applicable laws. The Loan Agreement also contains customary negative covenants, including certain restrictions on the ability to merge and consolidate with other companies, incur indebtedness, and grant liens or security interests on assets. If the Company elects to borrow the second tranche, a minimum net sales covenant will come into effect. The Loan Agreement includes certain customary events of default. If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the Loan Agreement.

The Term Loan is secured by a perfected security interest on substantially all of the Company’s assets, excluding certain products and related intellectual property and contracts that are not related to ELAHERE.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 6, 2023, the Company issued a press release announcing it entered into the Loan Agreement, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImmunoGen, Inc. dated April 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.

Date: April 6, 2023	/s/ Renee Lentini____________________
Renee Lentini
Vice President, Interim Chief Financial Officer, and Chief Accounting Officer